4.0


                             PETROCORP INCORPORATED
                             2000 STOCK OPTION PLAN

                              STATEMENT OF PURPOSE

One purpose of the PetroCorp Incorporated 2000 Incentive Stock Compensation Plan (the "Plan") is to encourage superior performance by employees of the Company's management firm ("employees"), by allowing the Board of Directors of PetroCorp Incorporated ("PEC") to award several forms of incentive compensation to employees of the Company. By providing incentive compensation commensurate and competitive with that provided by other companies, the Plan should also assist in attracting and retaining the services of qualified and capable employees.

In order to further the identity of interest of employees with the stockholders of PEC, all of the forms of compensation under the Plan relate to PEC Common Stock. Employees' success in enhancing stockholder value will translate directly into an enhanced benefit for the employee.

An additional purpose of the Plan is to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of PEC, to encourage the highest level of Director performance by providing the Directors with a direct interest in PEC's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

I.  DEFINITIONS

Unless the context indicates otherwise, the following terms have the meanings set forth below:

"Acceleration Date" means the earliest date on which either of the following events shall first have occurred: (i) the acquisition described in clause (a) of the definition of "Change in Control" contained in this Section I, or (ii) the stockholder approval or adoption described in clause (c) of such definition.

"Award" means a grant of Options, Director Options or Stock Appreciation Rights pursuant to the Plan.

"Board" means the Board of Directors of PEC.

"Cause" means (a) the willful and continued failure by the Participant (other than a Director) to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant (other than a Director) in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

A    "Change in Control" shall be deemed to have occurred if:

(a) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any trustee or other fiduciary holding securities under an employee benefit plan of PEC or any company owned, directly or indirectly, by the stockholders of PEC in substantially the same proportions as their ownership of stock of PEC, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PEC representing an additional 25 percentage points or more of the combined voting power percentage of PEC's then outstanding securities;

(b) the stockholders of PEC approve a merger or consolidation of PEC with any other company other than (i) a merger or consolidation which would result in the voting securities of PEC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of PEC (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of PEC (or similar transaction) in which no "person" (as hereinabove defined) acquires more than an additional 25% ownership percentage of the combined voting power of PEC's then outstanding securities; or

(c) the stockholders of PEC adopt a plan of complete liquidation of PEC or approve an agreement for the sale or disposition by PEC of all or substantially all of PEC's assets. For purposes of this clause (c), the term "the sale or disposition by PEC of all or substantially all of PEC's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of PEC or of any direct or indirect subsidiary of PEC (including the stock of any direct or indirect subsidiary of PEC) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of PEC determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of PEC (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of PEC" shall be the aggregate market value of the outstanding shares of common stock of PEC (on a fully diluted basis) plus the aggregate market value of PEC's other outstanding equity securities. The aggregate market value of the shares of common stock of PEC shall be determined by multiplying the number of shares of PEC's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of common stock of PEC for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of PEC shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of PEC or by such other method as the Board shall determine is appropriate.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation and Benefits Committee of the Board.

     "Common Stock" means the common stock, $0.01 par value, of PEC.

     "Company" means collectively PEC and all companies in which PEC owns, directly or indirectly, more than 50% of the voting stock.

     "Director" means a member of the Board who is not also an employee of the Company.

     "Director Option" means an option to purchase shares of Common Stock granted pursuant to Section XVII.

     "Disability" means the inability of a Participant to continue to perform the duties of his or her employment with respect to the Company or as a member of the Board, as the case may be, as determined by the Committee.

     "Fair Market Value" shall mean, other than with respect to a Director Option, the value per share equal to the Market Price as of the date of determination unless, with respect to an Award to a key employee, the Board or the Committee shall, in good faith and using any fair and reasonable means selected in its discretion, determine another value to be used for such purpose. With respect to a Director Option, Fair Market Value shall mean the average of the highest and lowest prices of the Common Stock as reported by the consolidated tape of the American Stock Exchange on the applicable date (or if there are no transactions on that date, the last preceding date on which there were transactions).

     "Grant Date" as used with respect to a particular Award means the date as of which such Award is granted pursuant to the Plan.

     "Option" means an option, other than a Director Option to purchase shares of Common Stock granted by the Committee pursuant to the Plan.

     "Incentive Stock Option" means an Option that is intended to qualify as an Incentive Stock Option as described in Section 422 of the Code.

     "Market Price" means the average of the daily closing prices per share of the Common Stock for the 10 consecutive trading days immediately preceding the day as of which "Market Price" is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the American Stock Exchange, or, if shares of the Common Stock are not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or through a similar organization if NASDAQ is no longer reporting such information. If shares of Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be determined by the Board in good faith using any fair and reasonable means selected in its discretion.

     "Participant" means any key employee or Director who has an Award outstanding under the Plan.

     "Plan" means the PetroCorp Incorporated 2000 Incentive Stock Compensation Plan as set forth herein and as may be amended from time to time.

     "Restricted Period" means the period of time during which Options and Stock Appreciation Rights are not exercisable.

     "Retirement" means an employee's leaving the employment, other than for Cause, before reaching age 65. With respect to a Director, "Retirement" means ceasing to be a member of the Board on or after reaching age 65.

     "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a share of Common Stock subsequent to the Grant Date of such Award.


II.  STOCK AND PHANTOM UNITS SUBJECT TO THE PLAN


Subject to adjustment as provided in the Plan, the maximum aggregate number of shares of Common Stock with respect to which Options, Directors Options and Stock Appreciation Rights may be granted from time to time under the Plan is 600,000; provided, however, no more than 225,000 shares shall be subject to new grants in any one year. The Common Stock issued under the Plan may be either previously authorized but unissued shares or treasury shares acquired by PEC. In the event that any Award expires, lapses, is forfeited or otherwise terminates, any shares of Common Stock allocable to the terminated portion of such Award may again be made subject to an Award under the Plan. Further, to the extent an Award is paid in cash, rather than in Common Stock, or shares of Common Stock are tendered to the Company, or withheld by the Company from an Award, as payment of the exercise price of an Award or in satisfaction of any Company tax withholding obligation, such shares of Common Stock may again be made subject to an Award under the Plan.

III.  ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The members of the Committee shall not be eligible to participate in the Plan, except as provided in Section
XVII. The Committee shall select or may delegate to the President of the Company the selection of, from time to time, those employees to be granted Awards under the Plan. The Committee shall also determine the terms and provisions of Awards, which need not be identical. The Committee shall construe the Plan, prescribe and rescind rules and regulations relating to the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan, subject to the limitations of Sections XXI and XXII.

IV.  ELIGIBILITY

Subject to the discretion of the Committee, all officers and key employees of the Company or the Company managing the Company who have responsibility for the growth and profitability of the Company are eligible to receive Awards under the Plan; provided, however, no employee may receive in any calendar year an Award or Awards of Options and/or Stock Appreciation Rights with respect to more than 20,000 shares of Common Stock. Directors shall automatically participate in the Plan as provided in Section XVII.

V.  OPTIONS

The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Options to employees to purchase shares of Common Stock. All

Options granted will be Incentive Stock Options and will be subject to the requirements of Section VI of the Plan.

The purchase price of the Common Stock subject to any Options shall be determined by the Committee. Such price shall be subject to adjustment as provided in Section XIII of the Plan.

Options shall not be exercisable prior to the date that is twelve months after the Grant Date. In addition, the Committee may include in each agreement evidencing the Option grant a provision stating that the Option granted therein may not be exercised in whole or in part for an additional period(s) of time specified in such agreement, and may further limit the exercisability of the Option in such manner as the Committee deems appropriate, including, without limitation, the achievement of performance goals. The Committee may, in its discretion, at any time and from time-to-time accelerate the exercisability of all or part of any Option, provided that the Company's shareholders, by majority vote have approved such acceleration unless such acceleration is specifically provided for herein.

The period of any Option, which is the time period during which the Option may be exercised, shall be determined by the Committee and shall not extend more than ten years after the Grant Date.

Options shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Options. Termination for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliate), or terminations by reason of death, Disability or Retirement, shall result in a lapse of all or a proportion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require. Upon exercise of an Option, the full option purchase price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by such person having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option purchase price as provided in (i) above (provided that the Committee may, upon confirming that such person owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to such person (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by such person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price and any withholding taxes; provided that in the event such person chooses to pay the option purchase price and withholding taxes as provided in (ii)(b) above, such person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

Notwithstanding any other provision in the Plan, if a Change in Control occurs while unexercised Options, and Stock Appreciation Rights relating thereto, remain outstanding under the Plan, then from and after the Acceleration Date, all Options and Stock Appreciation Rights shall be exercisable in full, whether or not otherwise exercisable; provided, however, that no Option or Stock Appreciation Right shall become exercisable by reason of this paragraph to the extent that such acceleration of exercisability, when aggregated with other payments or benefits to the Participant pursuant to this Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person, would, as determined by tax counsel selected by the Company, result in "Excess Parachute Payments" (as defined below) equal to or greater than three times the"base amount" as defined in Section 280G of the Code. "Excess Parachute Payments" shall mean "parachute payments" as defined in Section 280G of the Code other than (1) health and life insurance benefits and (2) payments attributable to any award, benefit or other compensation plan or program based upon the number of full or fractional months of any restricted period (relating thereto) which has elapsed prior to the date of the Change in Control. Furthermore, such payments or benefits provided to a Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all payments and benefits which a Participant receives or is then entitled to receive from the Company that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to the Participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

VI.  INCENTIVE STOCK OPTIONS

An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall satisfy, in addition to the conditions of Section V, the conditions set forth in this Section VI.

The purchase price of the Common Stock subject to an Incentive Stock Option shall be the greater of the Fair Market Value of the Common Stock on the Grant Date or the "fair market value" of the Common Stock as such term is used for purposes for Section 422(b)(4) of the Code.

An Incentive Stock Option shall not be granted to an employee who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of PEC, or of its parent or subsidiary corporations.

VII.  INTENTIONALLY LEFT BLANK

VIII.  STOCK APPRECIATION RIGHTS

The Committee may, from time to time and subject to the provisions of the Plan, grant Awards of Stock Appreciation Rights to employees of the Company subject to the limitation in Section II. An Award of Stock Appreciation Rights, in the Committee's discretion, may only be made in tandem with the grant of an Option; however, there is no obligation for the committee to award any Stock Appreciation Rights in tandem with any grant.

The period of any Stock Appreciation Right, which is the time period during which the Stock Appreciation Right may be exercised, shall be determined by the Committee and shall be in tandem with the period of such Option.

Stock Appreciation Rights shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant.

Termination for Cause, as defined in Section I, shall result in forfeiture of all outstanding Stock Appreciation Rights. Termination by the Company for any reason other than Cause (including terminations pursuant to formal severance programs sponsored by the Company or an affiliated company), or termination by reason of death, Disability or Retirement, shall result in a lapse on all or a portion of the Restricted Period applicable to any outstanding Award as set forth in Section XI.

Subject to any restrictions or conditions imposed by the Committee, upon the exercise of a Stock Appreciation Right, the Company shall pay the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date. The amount payable by the Company upon the exercise of a Stock Appreciation Right may be paid in cash less any required government withholdings with respect to the Stock Appreciation Right and its tandem Option.

IX.   INTENTIONALLY LEFT BLANK

X.  CONTINUED EMPLOYMENT

Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant's employment relationship at any time.

XI.  TERMINATION OF EMPLOYMENT

In the event of a Participant's termination of employment with the Company by reason of death, the Restricted Period shall lapse on all of the Participant's outstanding Awards.

In the event of a Participant's termination of employment with the Company by reason of Disability, Retirement or by the Company for any reason other than Cause, a portion of all of the Participant's outstanding Awards shall be immediately forfeited to the extent not then otherwise vested. The portion of an Award forfeited shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to the Award (rounded up to the nearest whole month) and the numerator of which is the number of months remaining in such Restricted Period (rounded up to the nearest whole month) as of the termination of employment.

Options and Stock Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company (i) by reason of Disability or Retirement or by the Company for any reason other than Cause, may be exercised by the Participant within three years following such termination of employment and (ii) for any reason other than Cause, death or a reason specified in (i), may be exercised by the Participant within three months following such termination but, in either event, not after the expiration of the period of the Option and Stock Appreciation Right. Options and Stock
Appreciation Rights which are or become exercisable at the time of a Participant's termination of employment with the Company by reason of death, may be exercised by the Participant's designated beneficiary, or in the absence of such designation, by the person to whom the Participant's rights pass by will or the laws of descent and distribution at any time within three years after the Participant's death but not after the expiration of the period of the Option and Stock Appreciation Right. Options and Stock Appreciation Rights that do not become exercisable as provided above, or that are not otherwise vested, shall be forfeited on termination.

In the event of a Participant's termination of employment with the Company for any reason other than as provided above, all Awards not otherwise vested or earned as of the date of such termination of employment shall be immediately forfeited on termination.

Notwithstanding  the  foregoing  however,   the  Committee  may  determine  that
termination of employment by reasons of any other special circumstances not set forth above shall not terminate an Award or a portion thereof.

XII.  AWARD AGREEMENT

Each person granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the person in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award.

XIII.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of a change in the capitalization of PEC due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to the Plan and the terms of any existing Awards shall be adjusted by the Committee to reflect such change.

XIV.  INTENTIONALLY LEFT BLANK

XV.   SECURITIES LAW AGREEMENT

If, at the time of the exercise of any Option and Stock Appreciation Right in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option, agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

XVI.  WITHHOLDING FOR TAXES

Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the Participant to tender to the Company shares of Common Stock owned by the Participant, being part of the broker-cash less exercise procedure; or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to the Participant, which have a Fair Market Value per share as of the date of such Award exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

XVII.  AUTOMATIC DIRECTOR AWARDS


Each Director who served in such capacity the date this Plan was approved by the Board shall automatically receive on the first of the month of the first fiscal year following such date, a Director Option for 5,000 shares of Common Stock. Each Director who is elected or appointed to the Board for the first time after that initial grant date shall automatically receive, on the date of his or her election or appointment, a Director Option for 5,000 shares of Common Stock.

On the date of the regular Annual Meeting of Stockholders of the Company in each year that this Plan is in effect (commencing with the 2001 Annual Meeting of Stockholders), each Director who is serving on that day, including a Director who was elected for the first time at such annual meeting, shall automatically receive the following:

1. Director Options. A Director Option grant for 5,000 shares of Common Stock. Each Director Option will be subject to all of the limitations contained in the following provisions:

     (a) Each Director Option shall become exercisable (vested) on the earlier of (i) the first day that is more than six months following its Grant Date or (ii) an Acceleration Date occurring after the Grant Date, provided that in no event shall any Director Option be exercisable prior to the approval of this Plan by the Company's stockholders.

     (b) The option purchase price of each Director Option shall be the Fair Market Value of the Common Stock on its effective Grant Date.

     (c) Each Director Option shall automatically include a Stock Appreciation Right, as if granted pursuant to Section VIII.

     (d) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the option purchase price for such shares, which payment may be (i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Fair Market Value at the date of exercise equal to the aggregate option purchase price, (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

     (e) Each Director Option shall expire 10 years from the Grant Date thereof, but shall be subject to earlier termination as follows: (1) to the extent exercisable as of the date a Director ceases to serve as a director of the Company (the "Resignation Date"), the Director Option may be exercised only within three years of such Resignation Date by the optionee or the optionee's legal representative or the person to whom the Nonemployee Director's rights shall pass by will or the laws of descent and distribution, as the case may be, and to the extent not so exercised shall terminate on the third anniversary of the Resignation Date and (2) to the extent not exercisable as of the Resignation Date, the Director Option shall terminate on such Resignation Date.

In the event that the number of shares of Common Stock available for Director Awards under this Plan is insufficient to make all automatic Awards provided for in this Section XVII on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares and all future grants under this Section XVII shall terminate.

Grants made pursuant to this Section XVII shall be subject to all of the terms and conditions of this Plan; however, if there is a conflict between the terms and conditions of this Section XVII and the terms and conditions of any other Section, then the terms and conditions of this Section XVII shall control. The Committee may not exercise any discretion with respect to this Section XVII which would be inconsistent with the intent that this Plan meet the requirements of Rule 16b-3.

XVIII.  DESIGNATION OF BENEFICIARY

Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

XIX.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock, the payment of consideration to an employee as a result of the exercise of any Stock Appreciation Right, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, the issue or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

XX.  EFFECTIVE DATE AND DURATION OF PLAN

This Plan amendment and restatement shall become effective as of February 25, 2000 subject to its approval by the stockholders of PEC. Unless previously terminated by the Board, the Plan shall terminate on the tenth anniversary of its approval by the stockholders; provided, however, that such termination shall not terminate any Award then outstanding. No Awards shall be made pursuant to this Plan after December 31, 2005.

 XXI.  TERMINATION AND AMENDMENT

The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of PEC's stockholders, except that any such increase or modification that may result from adjustments authorized by Section XIII does not require such approval; provided, further, that no amendment or modification shall be made to Section XVII more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially adversely affect a Participant's rights under such Award.

XXII.  MISCELLANEOUS

(a) Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company.

(b) No person shall have any rights as a stockholder with respect to shares covered by such person's Option, until the date of the issuance of shares pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

(c) Nothing contained in the Plan shall be construed as giving any person, such person's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

(d) Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

(e) No grantee nor any beneficiary thereof shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of any such grantee's or beneficiary's interest arising under the Plan or in any Award received under the Plan; nor shall such interest be subject to seizure for the payment of any grantee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a grantee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

(f) All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Oklahoma without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.